Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Employee Stock Purchase Plan of CytoTherapeutics, Inc. of our report dated February 6, 1997, except for Note 17, as to which the date is February 13, 1997, with respect to the consolidated financial statements of CytoTherapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP

                                                      ERNST & YOUNG LLP

Boston, Massachusetts
June 9, 1997


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